REGISTRATION RIGHTS PROVISIONS
1.           Definitions.  The following terms have the following meanings:

(a)           “Act” means the Securities Act of 1933, “Exchange Act” means the Securities Exchange Act of 1934, and the respective rules and regulations promulgated under the Act and the Exchange Act.

(b)           “Commission” means the United States Securities and Exchange Commission.

(c)           “Registrable Securities” or "Shares" means the $.001 par value common stock issued by Janel World Trade, Ltd. (the “Company”) to the “Holder" upon Conversion of term note issued to the Lender as set forth in the Janel World Trade, Ltd. Term Loan Subscription Agreement and the Term Promissory Note to which these provisions are attached.

(d)           “Registration,” “register” and like words mean compliance with all of the laws, rules and regulations (federal, state and local), and provisions of agreements and corporate documents pertaining to the public offering of securities, including registration of any public offering of securities on any form under the Act.

Piggyback Registration.  The Company shall advise Holder by written notice at least thirty (30) days prior to the filing of any registration statement under the Act by the Company (other than a registration statement on Form S-4, Form S-8 or subsequent similar forms), and will upon the provision of written notice from Holder as described below include in any such registration statement (the “Initial Registration”) such information as may be required to permit a public offering of the Registrable Securities desired to be registered by Holder. If Holder desires to have Registrable Securities included in such registration statement, the Holder must so advise the Company in writing within ten (10) days after the date of receipt of the Company’s notice of registration, setting forth the amount of Registrable Securities for which registration is requested; provided, however, that if the sole underwriter or managing underwriters advise the Company that the inclusion in the offering of securities proposed to be sold by Holder would adversely affect the ability of the Company to complete the offering, then the Company shall have the right to reduce the number of Shares for which Holder is seeking Registration on a pro rata basis with all other selling shareholders seeking Registration in any such registration statement. The Company shall use its best efforts to cause such registration statement to be filed and to become effective and, for a period of six (6) consecutive months from the date such registration statement is declared effective by the Commission and to keep current the prospectus included in such registration statement, either through the filing of periodic reports under the Exchange Act, or by filing post-effective amendments to the registration statement, so as to permit the public sale of the Shares. Prior to executing any sales of the Shares, Holder will confirm with the Company that the Prospectus included in the Initial Registration is up-to-date and that such Shares may be lawfully sold.

2.           Information to be Furnished by Holder. Holder shall furnish to the Company in writing all information within its possession or knowledge required by the applicable rules and regulations of the Commission and by any applicable state securities or Blue Sky Laws concerning Holder, the proposed method of sale or other disposition of the shares of Common Stock being sold by Holder in such offering, and the identity of and compensation to be paid to any proposed underwriter or underwriters to be employed in connection with such offering.

3.           Costs and Expenses. The Company shall pay all costs and expenses in connection with the Registration; provided, however, that Holder shall bear the fees and expenses of their own counsel and accountants and any selling expenses relating to Registrable Shares registered on behalf of Holder in connection with such offering, including without limitation, any transfer taxes, underwriting discounts or commissions.

5.   Notices.  All notices and other communications must be in writing and shall be deemed to have been given on the same day when personally delivered or sent by confirmed facsimile transmission or on the next business day when delivered by receipted courier service or on the third business day when mailed with sufficient postage, certified mail, return receipt requested, to the following addresses: (a) if to the Company, to Janel World Trade, Ltd., 150-14 132nd Avenue, Jamaica, NY 11434, tel. (718) 527-3800, Attention James N. Jannello, Executive Vice President; and (b) if to Holder, at the Holder’s address in the Subscription Agreement, or to such other address as it may be changed from time to time on the books of the Company by written notice. Copies of all notices to the Company shall be simultaneously given to William J. Davis, Esq., Scheichet & Davis, P.C., 767 Third Avenue - 24th Floor, New York, NY 10017, fax (212) 371-7634, e-mail william@scheichetdavis.com. Each person receiving notice may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing.

7.           Governing Law. Registration Rights shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles. The New York state and federal courts in New York shall have jurisdiction over any and all disputes arising out of or relating to the Registration Rights.

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